                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /x/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                     N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11

    (1) Title of each class of securities to which transaction applies:
                                  N/A
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
                                  N/A
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).
                                  N/A
        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
                                  N/A
        ------------------------------------------------------------------------
    (5) Total fee paid:
                                  N/A
        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
                                  N/A
        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:
                                  N/A
        ------------------------------------------------------------------------
    (3) Filing Party:
                                  N/A
        ------------------------------------------------------------------------
    (4) Date Filed:
                                  N/A
        ------------------------------------------------------------------------

                 CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.
                                851 IRWIN STREET
                                   SUITE 200
                          SAN RAFAEL, CALIFORNIA 94901
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 25, 1997
                            ------------------------

To the Stockholders of
  CHILDREN'S DISCOVERY CENTERS OF AMERICA, Inc.:

    NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders ("Annual Meeting") of Children's Discovery Centers of America, Inc., a Delaware corporation ("CDC" or the "Company"), will be held on June 25, 1997 at 10:00 a.m. local time, in the Beekman I Room of the Hotel Inter Continental, 111 East 48th Street, New York, New York, for the following purposes:

        (1) To elect seven directors to serve until the next annual meeting or until their successors have been elected and qualify;

        (2) To ratify the appointment of Arthur Andersen LLP as independent public auditors for the 1997 fiscal year; and

        (3) To transact such other business that may properly come before the meeting or any adjournment or adjournments thereof.

    Details respecting these matters are set forth in the accompanying proxy statement.

    The Board of Directors has fixed the close of business on May 5, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

Date: May 8, 1997

                                          By Order of the Board of Directors

                                                    [SIG]

                                          Frank A. Devine,
                                          SECRETARY

                       IMPORTANT--YOUR PROXY IS ENCLOSED

    YOU ARE URGED TO SIGN, DATE AND MAIL YOUR PROXY EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING YOU MAY VOTE BY PROXY OR YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. BY RETURNING YOUR PROXY PROMPTLY, A QUORUM WILL BE ASSURED AT THE MEETING WHICH WILL PREVENT COSTLY FOLLOW-UP AND DELAYS.

                                PROXY STATEMENT

                   CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.

                                851 IRWIN STREET

                                   SUITE 200

                          SAN RAFAEL, CALIFORNIA 94901

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Children's Discovery Centers of America, Inc. ("CDC" or the "Company") in connection with the Annual Meeting of Stockholders of the Company ("Annual Meeting") to be held in the Beekman I Room of the Hotel Inter Continental, 111 East 48th Street, New York, New York, at 10:00 a.m. local time on June 25, 1997, and at any adjournment or adjournments thereof.

                            SOLICITATION OF PROXIES

    The expense of preparing, assembling, printing, filing and mailing the Notice of Meeting, this Proxy Statement, the proxy and other enclosures, and any other material which may hereafter be used in the Board's solicitation of proxies, will be borne by the Company. In addition to the solicitation of proxies by mail, some of the officers, directors and employees of the Company may (without receiving additional compensation for doing so) solicit proxies by telephone, telegraph or personal interview, the cost of which will be borne by the Company. The Company will also request brokerage houses and other custodians, nominees and fiduciaries to forward the Board's proxy solicitation materials to the beneficial owners of the Company's voting stock and will reimburse such brokers and other nominees for their expenses in doing so.

    All proxies in the accompanying form which are properly executed and returned will be voted in accordance with the instructions therein specified for the purposes set forth in the accompanying Notice of Annual Meeting. If no instructions are given, such proxies will be voted in favor of (i) the nominees for election to the Board as set forth below under "Proposal No. 1--Election of Directors," (ii) the appointment of Arthur Andersen LLP as the independent auditors for the 1997 fiscal year as set forth under "Proposal No. 2--Approval of Independent Auditors", and (iii) to transact such other business as may properly be brought before the meeting or any adjournment thereof. The proxy may be revoked at any time by a stockholder prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date, or by voting in person at the meeting. Such revocation will not affect a vote on any matter taken prior thereto. The mere presence at the meeting of the person appointing a proxy will not revoke the appointment. The approximate date of the mailing of this Proxy Statement and form of proxy to security holders is May 8, 1997.

                         VOTING SECURITIES--RECORD DATE

    Holders of the Company's Common Stock, $.01 par value (the "Common Stock"), and holders of the Company's Special Stock, $.01 par value, denominated as Series A Convertible Preferred Stock ("Preferred Stock"), of record at the close of business on May 5, 1997 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or adjournments thereof. As of the Record Date, there were 6,306,958 shares of Common Stock and 2,135 shares of Preferred Stock issued and outstanding. Each outstanding share of Common Stock entitles the holder thereof to one vote with respect to all matters proposed to be voted on by the stockholders at the Annual Meeting. The holders of Preferred Stock are entitled to vote on all matters on which the holders of Common Stock are entitled to vote, and each share of Preferred Stock entitles the holder to that number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock are convertible as of the Record Date. The Common Stock and Preferred Stock shall vote as one class. As of the Record Date, the Preferred Stock is entitled to 388,181 votes. The presence, in person or represented by proxy, of shares constituting a majority of the combined voting power of all issued and outstanding Common Stock and Preferred Stock entitled to vote shall constitute a quorum at the Annual Meeting.

    With respect to the two matters to come before the stockholders at the Annual Meeting, directors shall be elected by a plurality of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote, and the affirmative vote of the holders of shares representing a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote shall be required for the approval of the independent public auditors. With respect to the election of directors, only shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. With respect to the appointment of independent public auditors, if the stockholder abstains from voting, the shares are considered present at the meeting for such matter but, since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes on these two matters, the shares are not considered present at the Annual Meeting for such matters and, therefore, are not counted in respect of such matters.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) all directors of the Company individually and (iii) all executive officers and directors of the Company as a group.

NAME AND ADDRESS OF BENEFICIAL OWNER*                                               NUMBER      PERCENT**
--------------------------------------------------------------------------------  ----------   ------------
(A) 5% STOCKHOLDERS

Gruber & McBaine Capital Management, Inc., et al.
50 Osgood Place
San Francisco, CA 94133.........................................................   1,124,400(1)  17.8%
Wellington Management Company
75 State Street
Boston, Massachusetts 02109.....................................................     620,000(2)   9.8%
Heartland Advisors, Inc.
790 North Milwaukee Street
Milwaukee, Wisconsin 53202......................................................     529,500(3)   8.4%
LN Investment Capital Limited Partnership
1675 Broadway
New York, NY 10019..............................................................     450,908(4)   6.7%
Kennedy Capital Management, Inc.
425 N. New Ballas Road, Suite 181
St. Louis, Missouri 63141.......................................................     356,000(5)   5.6%
Dimensional Fund Advisors, Inc.
1299 Ocean Avenue
Santa Monica, California 90401..................................................     337,900(6)   5.4%

(B) DIRECTORS

Richard A. Niglio...............................................................     425,898(7)   6.4%
Elanna S. Yalow.................................................................      63,567(8)   1.0%
W. Wallace McDowell, Jr.........................................................      26,812(9)   ***
Robert E. Kaufmann..............................................................      23,650(10)   ***
Mark P. Clein...................................................................      26,650(11)   ***
Michael J. Connelly.............................................................     502,139(12)   7.9%
Myron A. Wick, III..............................................................     796,550(13)  12.6%

(C) ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP
(includes 10 persons)...........................................................   1,981,416(14)  28.8%

                                                     FOOTNOTES ON FOLLOWING PAGE

------------------------------
* Except as noted below, each beneficial owner has sole voting and investment power with respect to the shares reported.

** Except with respect to LN Investment Capital Limited Partnership ("LNIC") and Michael J. Connelly, the Managing General Partner of LNIC, as well as all executive officers and directors as a group, the percentages do not give effect to any shares of Common Stock issuable upon conversion of shares of issued and outstanding Preferred Stock, all of which are held by LNIC.

*** Represents less than 1% of the outstanding Common Stock.

(1) According to information supplied to the Company by Gruber & McBaine Capital Management, Inc. ("GMCM"), an investment adviser, Jon D. Gruber and J. Patterson McBaine, the executive officers, directors and stockholders of GMCM, Lagunitas Partners, L.P. ("Lagunitas"), an investment partnership for which GMCM and Messrs. Gruber and McBaine are the general partners, Proactive Investment Managers, L.P. ("PIM") as the general partner of Proactive Partners, L.P. ("PP") and Fremont Proactive Partners, L.P. ("FPP"), two investment partnerships, and Charles C. McGettigan and Myron A. Wick, III, who are general partners (along with Messrs. Gruber and McBaine), in PIM, and GMJ Investments, Inc. ("GMJ" and, collectively with each of the foregoing and certain other related persons and entities, the "G&M Group"), members of the G&M Group own, in the aggregate, the number of shares set forth in the chart above. The shares reported by the G&M Group do not include shares issuable upon exercise of options exercisable within 60 days after the Record Date which Mr. Wick has received in his capacity as a director of the Company.

(2) Based on information set forth in a Schedule 13G (Amendment No. 1) dated January 24, 1997.

(3) Based on information set forth in a Schedule 13G dated February 12, 1997.

(4) Includes of 388,181 shares of Common Stock issuable upon conversion of 2,135 shares of Preferred Stock owned by LNIC. Does not include shares of Common Stock owned directly by certain of the partners of LNIC.

(5) Based on information set forth in a Schedule 13G dated February 7, 1997.

(6) Based on information set forth in a Schedule 13G dated February 5, 1997. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 337,900 shares of Children's Discovery Centers of America, Inc.'s stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc., serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(7) Consists of 92,900 shares owned directly by Mr. Niglio, 2,000 shares owned by Mr. Niglio's wife and 330,998 shares issuable upon exercise of currently exercisable options and options exercisable within 60 days after the Record Date. Mr. Niglio disclaims beneficial ownership of shares owned by his wife.

(8) Consists of 10,600 shares of Common Stock owned by Dr. Yalow and 52,967 shares issuable upon exercise of currently exercisable options and options exercisable within 60 days after the Record Date.

(9) Consists of 5,262 shares of Common Stock owned by Mr. McDowell and 21,550 shares issuable upon exercise of currently exercisable options and options exercisable within 60 days after the Record Date.

(10) Consists of 2,100 shares of Common Stock owned by Mr. Kaufmann and 21,550 shares issuable upon exercise of currently exercisable options and options exercisable within 60 days after the Record Date.

(11) Consists of 5,100 shares of Common Stock owned by Mr. Clein and 21,550 shares issuable upon exercise of currently exercisable options and options exercisable within 60 days after the Record Date.

(12) Consists of 28,182 shares owned directly by Mr. Connelly, 67,727 shares of Common Stock owned by LNIC and 388,181 shares of Common Stock issuable upon conversion of 2,135 shares of Preferred Stock and 18,050 shares issuable upon exercise of currently exercisable options and options exercisable within 60 days after the Record Date. Mr. Connelly is the Managing General Partner of LNIC. Mr. Connelly disclaims beneficial ownership of shares of Common Stock owned by LNIC and issuable to LNIC upon conversion of the Preferred Stock, except to the extent of his proportionate interest therein.

(13) Consists of 45,000 shares owned by four trusts for benefit of Mr. Wick or members of his family, 4,000 shares owned by Mr. Wick as custodian for his children, 729,500 shares owned by two investment partnerships which are part of the G&M Group and for which Mr. Wick may be deemed to have shared voting and dispositive power, and 18,050 shares issuable upon exercise of currently exercisable options and options exercisable within 60 days after the Record Date.

(14) Includes 581,024 shares of Common Stock issuable upon exercise of currently exercisable options and options exercisable within 60 days after the Record Date

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    At the Annual Meeting, a board of seven (7) directors is to be elected. Unless a proxy specifies that it is not to be voted for the election of directors or for any particular director, it is intended that shares represented by each duly executed and returned proxy will be voted FOR the election as directors of the persons named below. Each of the persons named below is now a director of CDC and was elected at the last annual meeting of stockholders. The directors elected will hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualify. If any nominee subsequently withdraws or is otherwise unable to serve as a candidate for election at the Annual Meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee and the others named below.

NAME AND                                                                                                 YEAR FIRST ELECTED
PRINCIPAL OCCUPATION                                                                            AGE         AS A DIRECTOR
------------------------------------------------------------------------------------------      ---      -------------------
Richard A. Niglio* **.....................................................................          54             1987
  Chairman & Chief Executive Officer
  of the Company
Elanna S. Yalow...........................................................................          42             1996
  President & Chief Operating
  Officer of the Company
W. Wallace McDowell, Jr.****..............................................................          60             1984
  Private Investor
Robert E. Kaufmann***.....................................................................          56             1985
  Consultant
Michael J. Connelly* ** ***...............................................................          46             1992
  President of Lepercq
  Capital Management, Inc.
Mark P. Clein**...........................................................................          37             1991
  Chief Financial Officer,
  PMR Corporation
Myron A. Wick, III* ****..................................................................          53             1993
  Managing Director,
  McGettigan, Wick & Co., Inc.

------------------------

   *Member of the Executive Committee

  **Member of the Audit Committee

 ***Member of the Quality Committee

****Member of the Compensation Committee

    Richard A. Niglio was appointed Chief Executive Officer of CDC in March 1987. From 1982 until joining CDC, he was President, Chief Executive Officer and a director of Victoria Station Incorporated, a restaurant chain based in Larkspur, California. From 1971 until 1982, Mr. Niglio was President of

Mr. Donut of America, Inc., a wholly-owned subsidiary of International Multifoods Corp. Mr. Niglio is currently a director of PMR Corporation, a manager of psychiatric partial hospitalization services.

    Elanna S. Yalow has been President and a director of the Company since January 1996. Dr. Yalow was retained by the Company from 1989 until 1992 as a consultant to develop the Company's employee-sponsored business, and was appointed as a Vice President in 1992 and was promoted to Executive Vice President in 1994.

    W. Wallace McDowell, Jr. has been a director of CDC since November 1984. Mr. McDowell is currently a private investor. From January 1991 until October 1994, Mr. McDowell was a Managing Director of Morgan Lewis Githens & Ahn, the general partner of an investment partnership concentrating on leveraged transactions. Mr. McDowell was Chairman and Chief Executive Officer of The Prospect Group, Inc., from November 1983 to January 1990. Mr. McDowell is a director of U.S. HomeCare Corporation, a provider of comprehensive home health care services, Excelsior Funds, a group of mutual funds, and I.T.I. Technologies, Inc., a manufacturer of home security devices.

    Robert E. Kaufmann has been a director of CDC since July 1985. Since June 1, 1995, Mr. Kaufmann has been an executive search consultant for Spencer Stuart. From 1980 until July 1994, Mr. Kaufmann was Headmaster of Deerfield Academy, Deerfield, Massachusetts. From 1971 to 1975, he was Assistant Dean and from 1975 to 1980 Associate Dean for Finance and Administration, Faculty of Arts and Sciences, Harvard University.

    Mark P. Clein has been a director of CDC since April 1991. Since May 1996, Mr. Clein has been Chief Financial Officer of PMR Corporation, a manager of psychiatric partial hospitalization services. Mr. Clein was a Managing Director of Jefferies & Co., Inc., an investment banking firm from August 1995 to May 1996. Mr. Clein was a Managing Director of Mabon Securities Corp., an investment banking firm, from March 1993 until March 1995, and a director of Rodman & Renshaw Inc., an investment banking firm, from March to August 1995. Mr. Clein was a Vice President of Sprout Group, the venture capital affiliate of Donaldson, Lufkin & Jenrette, Inc., from May 1991 until March 1993. From January 1989 to April 1991, Mr. Clein served as acting Chief Executive Officer of Magic Years Child Care & Learning Centers, Inc., an operator of child care centers located in the Northeast acquired by CDC in April 1991, and served as Chairman of the Board from March 1990 to September 1990. From 1982 until February 1990 and from August 1990 to May 1991, Mr. Clein was a Vice President of Merrill Lynch Venture Capital, Inc.

    Michael J. Connelly has been a director of CDC since November 1992. Since April 1987, Mr. Connelly has been President of Lepercq Capital Management, Inc., the venture capital subsidiary of Lepercq de Neuflize & Co. Inc., a New York-based portfolio management and investment banking firm, and the Managing General Partner of LN Investment Capital Limited Partnership ("LNIC"). He is also Chairman, Chief Executive Officer and a director of The MNI Group, Inc., a public company engaged in the weight-control and health and beauty aid businesses. Mr. Connelly was nominated for election as a director pursuant to an agreement entered into in connection with the Company's acquisition of American Family Service Corporation ("AFSC") in November 1992. See "Certain Relationships and Related Transactions."

    Myron A. Wick, III has been a director of CDC since June 1993. Since 1988, Mr. Wick has been a Managing Director of McGettigan, Wick & Co., Inc., a private investment banking firm. Since 1991, Mr. Wick has been a general partner of Proactive Investment Managers, L.P., which is the general partner of Proactive Partners, L.P., a merchant banking fund. Mr. Wick is a director of the following public companies: NDE Environmental Corporation, which provides systems and services to detect leaks in underground storage tanks, Phoenix Network, Inc., a reseller of long distance telephone service, Sonex Research, Inc., which is engaged in development of fuel combustion technology, WrayTech Instruments, Inc., which manufactures and sells industrial weighing gauges, Modtech, Inc., which designs, manufactures and installs modular relocatable classrooms, and DIGITAL DICTATION, INC., a medical transcription firm which supplies services to hospitals and medical groups. Mr. Wick was Chairman of the Board of Stat-Tech International Corporation, which filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in

June 1992; the assets of Stat-Tech International Corporation have been acquired by Electro-Static Devices, Inc., for which Mr. Wick serves as a director.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During 1996, CDC's Board of Directors met four times and took actions once by unanimous consent. There are four standing committees of the Board of Directors, the functions of which are described below.

    THE AUDIT COMMITTEE. The functions of the Audit Committee are to recommend to the Board the appointment of independent public accountants for CDC and the terms of their engagement, and to review, coordinate, analyze and assess financial information presented to it by the independent public accountants and the Chief Financial Officer of CDC. The Audit Committee is comprised of Messrs. Connelly, Clein and Niglio. The Audit Committee met once during 1996.

    THE COMPENSATION COMMITTEE. The task of the Compensation Committee is to review and determine levels of executive compensation for CDC, as well as to administer CDC's Stock Option Plan. The Compensation Committee is currently comprised of Messrs. McDowell and Wick. The Compensation Committee took action by unanimous written consent three times during 1996.

    THE EXECUTIVE COMMITTEE. During intervals between the meetings of the Board of Directors, the Executive Committee exercises all the powers of the Board (except those specifically reserved by Delaware law to the full Board of Directors) in the management and direction of the business of CDC in all cases in which specific directions have not been given by the Board. The Executive Committee is comprised of Messrs. Connelly, Wick and Niglio. The Executive Committee did not meet during 1996.

    THE QUALITY COMMITTEE. This committee is charged with the task of establishing and implementing policies and procedures in the following areas: curriculum, training, safety and remediation. The Quality Committee consists of Mr. Kaufmann and Mr. Connelly. The Quality Committee did not meet during 1996.

    There is no nominating committee or any committee performing similar functions. The Board determines nominees for election to the Board, subject to any applicable agreements giving certain persons the right to designate a nominee.

    During 1996, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board or the total number of meetings of the Committees on which any individual director served, except Mr. McDowell who was unable to attend two meetings of the Board.

DIRECTORS FEES AND OPTIONS

    Directors of CDC are reimbursed for actual expenses incurred in connection with attendance at CDC Board and Committee meetings. Directors who are employed by CDC receive no director fees, while other directors each receive a retainer of $10,000.00 a year, plus $1,000.00 for attendance at each Board meeting and $500.00 for attendance at each Committee meeting.

    During 1993, the Company established a Non-Employee Directors' Stock Option Plan ("Directors' Plan") and authorized the reservation of 180,000 shares of Common Stock for issuance thereunder. Pursuant to the Directors' Plan, effective as of December 9, 1993 (the date on which an underwritten public offering of its Common Stock was commenced (the "1993 Public Offering"), each of the non-employee directors of the Company (consisting of Messrs. McDowell, Kaufmann, Clein, Connelly and Wick) received an option to purchase 11,500 shares of Common Stock at an exercise price of $8.00 per share, which was the offering price of the Common Stock in the 1993 Public Offering. In addition, pursuant to the Directors' Plan, upon reelection to the Board following the Company's annual meeting in 1995 and 1996, each non-employee director received an option to purchase 3,500 shares of Common Stock at exercise prices of $16.38 and $7.63 per share, respectively. No director is entitled to receive, in the aggregate, options to purchase more than 30,000 shares of Common Stock under the Directors' Plan. In August 1996, the Directors' Plan was amended to eliminate the automatic grant of stock options upon reelection to the Board of Directors of any person and to authorize the Board or the Compensation Committee to grant options on a discretionary basis to non-employee directors in such amounts as the Board or the Committee deems appropriate and with no individual limitation. Simultaneously each non-employee director was granted options for 6,000 shares under the Directors' Plan, one-third of which were immediately exercisable and an additional one-third of which are exercisable on each of the first two anniversaries of the date of grant. Options granted under the Directors' Plan have an exercise price equal to the fair market value of the Common Stock on the date of grant. All options granted under the Directors' Plan will expire ten years from the date of grant.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership of Common Stock on Form 3 and reports of changes in ownership of Common Stock on Forms 4 or 5 and to furnish the Company with copies of all forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with in 1996.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends that the stockholders vote FOR election of the seven persons nominated for election. The seven persons who have the highest number of votes for election as directors will be elected.

                             EXECUTIVE COMPENSATION

    The following table summarizes, for the years ended December 31, 1996, 1995, and 1994, all compensation paid to the Company's Chief Executive Officer and any other executive officer of the Company whose total compensation (i.e., salary plus bonus) for 1996 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG TERM
                                                                                              COMPENSATION
                                                                                           -------------------
                                                                     ANNUAL COMPENSATION       SECURITIES
                                                                    ---------------------      UNDERLYING
NAME AND POSITION                                          YEAR       SALARY      BONUS          OPTIONS
-------------------------------------------------------  ---------  ----------  ---------  -------------------
Richard A. Niglio......................................       1996  $  295,000  $       0          40,000
Chairman and                                                  1995     295,000  $       0               0
Chief Executive Officer                                       1994     227,000  $  54,200          80,280

Elanna S. Yalow........................................       1996  $  125,000  $       0          20,000
President and                                                 1995      95,000  $       0               0
Chief Operating Officer                                       1994      95,000  $  17,400          16,055

EMPLOYMENT AGREEMENTS AND SEVERANCE AGREEMENTS

    There are currently no employment or severance agreements between the Company and any of its executive officers. Mr. Niglio was party to an employment agreement which provided for his employment as Chairman, President and Chief Executive Officer of the Company for a term expiring on December 31, 1996. The agreement expired by its terms and a new agreement is being negotiated.

CDC STOCK OPTION PLAN

    CDC has one stock option plan pursuant to which options may be granted to its officers and employees, the CDC Stock Option Plan (herein referred to as the "Option Plan"). Options for a total of 800,000 shares of Common Stock may be granted under the Option Plan; as of the Record date, options for a total of 775,714 shares were issued and outstanding.

    OPTION GRANTS IN 1996

    The following table sets forth for each of the Named Executive Officers, information regarding grants of stock options made by the Company to such persons during the fiscal year ended December 31, 1996.

                                                                             INDIVIDUAL GRANTS
                                           --------------------------------------------------------------------------------------
                                                                                                            POTENTIAL REALIZABLE
                                                                                                              VALUE AT ASSUMED
                                                                                                              ANNUAL RATES OF
                                                               % OF TOTAL                                       STOCK PRICE
                                                                 OPTIONS        EXERCISE                      APPRECIATION FOR
                                                               GRANTED TO          OR                           OPTION TERM
                                               OPTIONS        EMPLOYEES IN     BASE PRICE    EXPIRATION    ----------------------
NAME                                       GRANTED (#) (1)   FISCAL YEAR (1)     ($/SH)         DATE         5% ($)     10% ($)
-----------------------------------------  ---------------  -----------------  -----------  -------------  ----------  ----------
Richard A. Niglio
  Chief Executive Officer................        40,000              33.6%      $   4.625          2006    $  301,346  $  479,842
Elanna S. Yalow
  President..............................        20,000              16.8%      $   4.625          2006    $  150,673  $  239,921

------------------------

(1) The option vests 30% on the date of grant and then 23- 1/3% of the total grant on the first, second, and third anniversaries of the date of grant, respectively.

    The following table sets forth for each of the Named Executive Officers information regarding stock options exercised by such executive officer during the fiscal year ended December 31, 1996, together with the number and value of stock options held by such officer as of December 31, 1996.

                                                                              SECURITIES UNDERLYING
                                                                              NUMBER OF UNEXERCISED    VALUE OF UNEXERCISED
                                                                              OPTIONS AT 1996 YEAR    IN-THE-MONEY OPTIONS AT
                                              SHARES                                   END               1996 YEAR-END(1)
                                            ACQUIRED ON          VALUE       -----------------------  -----------------------
NAME                                         EXERCISE          REALIZED      EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
---------------------------------------  -----------------  ---------------  -----------------------  -----------------------
Richard A. Niglio......................              0                 0          330,988/59,282       $   448,112/$115,570
  Chairman of the Board and
  Chief Executive Officer
Elanna S. Yalow........................              0                 0           48,309/17,746       $    78,915/$9,880
  President, and
  Chief Operating Officer

------------------------

(1) Based on the closing price of Common Stock on December 31, 1996, which was $7.00 per share.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    GENERAL

    The Company's compensation program for executive officers is administered by the Compensation Committee of the Board of Directors (the "Committee"), which consists of two non-employee members of the Board of Directors, W. Wallace McDowell, Jr. and Myron A. Wick, III. The compensation program is comprised of three elements: (i) base salary, (ii) annual incentive compensation, and (iii) long-term incentive compensation in the form of stock options. Generally, the philosophy of the program is to set base salaries somewhat below competitive levels to permit the Company to rely to a large degree on the annual and long-term incentive compensation components, which are more closely linked to Company performance; each year's annual incentive compensation is directly linked to the Company's earnings in that year, while stock options indirectly reflect the Company's performance through changes in the market price of the Common Stock.

    With respect to base salary for executive officers other than Mr. Niglio, the Committee reviews and generally accepts recommendations of Mr. Niglio, who is in the best position to evaluate performance, competitive salaries and relative company rank. The Committee reserves the right, however, to question Mr. Niglio's recommendation and to discuss with him the bases for his recommendations.

    The base salary of Mr. Niglio is determined by the Committee upon an evaluation of his overall job performance, with consideration given to both quantitative and qualitative factors. Quantitative factors include the growth in Company revenues, achievement of forecasted working capital position and the progress made in expansion of the business through acquisition of additional child care centers. Qualitative factors include Mr. Niglio's leadership qualities, his impact on employee morale and his ability to enhance the Company's industry reputation. Mr. Niglio's base salary for 1996 of $295,000 was not increased over his 1995 base salary. The Committee has not increased Mr. Niglio's base salary for 1997.

    With respect to the annual incentive compensation component, in 1992 the Company established an incentive plan which provides for the creation of an incentive bonus pool in each year from which payments are made to executive officers based on the Company's earnings in that year. The portion of the incentive pool each officer is eligible to receive is based on the officer's base salary as a percentage of the aggregate base salary of all participating officers. In 1996, the Company's level of earnings did not reach the minimum requirements of the incentive plan; consequently no bonuses were earned.

    The third component of the compensation program consists of the awarding of options to purchase Common Stock under the Company's Stock Option Plan (the "Option Plan"). Stock options may be granted under the Option Plan with an exercise price of no less than 85% of the fair market value of the Common Stock on the date of grant, although all options granted under the Option Plan to date have been granted at exercise prices which are not less than 100% of the fair market value on the respective dates of grant. In addition, options granted under the Option Plan are generally subject to a three year vesting period. Accordingly, an optionee will realize value from the grant only if the market value of the Common Stock increases over an extended period following the date of grant. Because the compensation element of stock options is dependent on increases over time in market value of such shares, stock options represent compensation tied to the Company's long-term performance. The Committee believes compensation in the form of stock options serves to align the interests of the executive officers directly with the interests of the Company's stockholders. Options granted to the Named Executive Officers during 1996 are disclosed above.

    The number of options granted to any officer under the Option Plan is determined by the Committee based on a number of factors, including that officer's corporate level of responsibility and performance, the frequency and number of options granted to that officer in the past and compensation paid or awarded to that officer under other aspects of the compensation program. In granting options for 40,000 shares to Mr.

Niglio in 1996, the Committee considered that he had not been granted any options in 1995 and that no bonuses were paid under the Company's incentive plan for 1995.

    COMPENSATION DEDUCTION LIMITATION

    As part of the 1993 Omnibus Budget Recirculation Act, Congress enacted
Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), which limits to $1 million per year the federal income tax deduction available to public companies of compensation paid to its chief executive officers and, in certain cases, its four other highest paid executive officers, unless that compensation qualifies for certain "performance-based" exceptions provided for in that section. Although it is anticipated that cash compensation payable to the Company's executive officers for the next several years will not exceed the $1 million limitation, the Company's strategy, nevertheless, is to qualify compensation paid to its executive officers for deductibility for federal income tax purposes to the extent feasible. Notwithstanding the foregoing, to maximize its flexibility with regard to executive compensation arrangements, the Company reserves the right to take actions which it deems to be in the best interests of the Company and its stockholders but which may not always qualify for tax deductibility under Section 162(m) or other sections of the Code.

                             COMPENSATION COMMITTEE
                            W. Wallace McDowell, Jr.
                               Myron A. Wick, III

COMPENSATION COMMITTEE REPORT ON REPRICING OF STOCK OPTIONS

    On August 27, 1996 upon recommendation of the Compensation Committee, the Board of Directors of the Company reduced the exercise price of all previously granted options with exercise prices greater than $6.00 to $5.25, which was the closing market price of the Company's Common Stock as reported on the NASDAQ National Market as of that date. The Compensation Committee, in making its recommendation to the Board of Directors, and the Board of Directors, in acting to reduce the exercise price of the stock options considered several factors. One was the decline in the price of the Common Stock over a period of approximately [one year] prior to the date of the repricing, which resulted in many of the previously granted stock options having exercise prices well in excess of the prevailing market price for the Common Stock at the time of the repricing. As a consequence, the impact of the stock options as a motivational tool and as a reward to the recipients was significantly eroded. In addition, the Committee and the Board considered that no payments were made to the Company's executive officers under the Company's incentive plan for 1995 and, based on information available to management at the time of the repricing, it appeared that no payments would be made for 1996 as well. In view of the Company's reliance on stock options as a major component of its compensation program, and that another component of the program, the incentive plan, had not been a source of income to the Company personnel in 1995 and would not be a source of income in 1996, the Committee and Board believed that the reduction in the exercises prices of the options was critical to retaining and motivating the executive personnel and others who are in a position to contribute substantially to the progress and success of the Company. Exercise prices for options to purchase an aggregate of 387,244 shares outstanding on August 27, 1996 were reduced by the Board.

    The following table sets forth for Mr. Niglio, Dr. Yalow and the Company's other executive officers a summary of all repricing of options previously granted to them which was effected during the ten year period ending December 31, 1996 (including the repricing which occurred in August 1996).

                                             TEN YEAR OPTION REPRICING
-------------------------------------------------------------------------------------------------------------------
                                                                                                         LENGTH OF
                                                                               EXERCISE                  ORIGINAL
                                                       # OF        MARKET      PRICE AT                   OPTION
                                                    SECURITIES    PRICE OF       TIME                      TERM
                                           DATE     UNDERLYING    STOCK AT        OF           NEW       REMAINING
                                            OF        OPTIONS      TIME OF     REPRICING    EXERCISE    AT DATE OF
NAME                                     REPRICING   REPRICED     REPRICING      PRICE        PRICE      REPRICING
---------------------------------------  ---------  -----------  -----------  -----------  -----------  -----------
Richard A. Niglio......................    8/27/96      72,500    $    5.25    $    8.00    $    5.25     6.5 yrs.
                                           8/27/96      37,500    $    5.25    $    8.00    $    5.25     6.5 yrs.
                                           8/27/96      66,391    $    5.25    $   10.25    $    5.25     8.3 yrs.
                                           8/27/96      13,889    $    5.25    $   10.25    $    5.25     8.3 yrs.
                                          10/19/92      38,750    $    6.00    $   10.00    $    6.00     5.0 yrs.

Elanna S. Yalow........................    8/27/96      13,277    $    5.25    $   10.25    $    5.25     8.3 yrs.
                                           8/27/96      17,500    $    5.25    $    8.00    $    5.25     6.5 yrs.
                                           8/27/96       2,778    $    5.25    $   10.25    $    5.25     8.3 yrs.
                                          10/19/92       3,125    $    6.00    $   10.00    $    6.00     5.0 yrs.

Randall J. Truelove....................    8/27/96      13,277    $    5.25    $   10.25    $    5.25     8.3 yrs.
                                           8/27/96      17,500    $    5.25    $    8.00    $    5.25     6.5 yrs.
                                           8/27/96       2,778    $    5.25    $   10.25    $    5.25     8.3 yrs.
                                          10/19/92       2,500    $    6.00    $   10.00    $    6.00     5.0 yrs.

Frank A. Devine........................    8/27/96      13,277    $    5.25    $   10.25    $    5.25     8.3 yrs.
                                           8/27/96      17,500    $    5.25    $    8.00    $    5.25     6.5 yrs.
                                           8/27/96       2,778    $    5.25    $   10.25    $    5.25     8.3 yrs.
                                          10/19/92       2,500    $    6.00    $   10.00    $    6.00     5.0 yrs.

                             COMPENSATION COMMITTEE
                            W. Wallace McDowell, Jr.
                               Myron A. Wick, III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Niglio, Chairman and Chief Executive Officer of the Company, is a director and member of the Compensation Committee of PMR Corporation. Mark P. Clein, a director of the Corporation, is Chief Financial Officer of PMR Corporation.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Effective November 5, 1992, CDC acquired American Family Service Corporation ("AFSC") pursuant to the merger of a wholly-owned subsidiary of CDC with and into AFSC. Pursuant to the terms of a Shareholders Agreement with LNIC, the principal stockholders of AFSC, entered into simultaneously with the Agreement and Plan of Merger, LNIC was granted the right to designate one person as a director of CDC upon consummation of the acquisition of AFSC, and to thereafter require CDC to include in the slate of nominees for election of directors at any meeting of stockholders of CDC at which directors are elected, and to solicit proxies for, one nominee selected by LNIC for so long as the shares owned by LNIC, including shares issuable upon conversion of the Preferred Stock, constitute more than 5% of the total number of shares of Common Stock issued and outstanding. Michael J. Connelly is LNIC's designee on the Board.

    In 1993 and 1994, the Company furnished loans to each of its executive officers in connection with their purchases of shares of Common Stock. In connection with a private placement of shares in 1993, the Company loaned $200,200 to Mr. Niglio and $20,075 to each of Dr. Yalow, Randall J. Truelove, Vice President, Finance, Frank A. Devine, Secretary and General Counsel and one other executive officer who is no longer employed by the Company, constituting the purchase price for their respective shares. Each of the loans bears interest at 5.5% annum and is payable in 36 equal monthly installments of principal and interest, commencing on May 1, 1996. The Board of Directors of the Company has deferred indefinitely the payment of interest and principal of those loans. In connection with their purchases of publicly registered shares in 1994, the Company loaned $224,475 to Mr. Niglio and $33,825 to each of Dr. Yalow, Mr. Truelove, Mr. Devine and the former executive officer, constituting substantially all of the purchase price for their respective shares. Those loans bear interest at the rate of 7.3% per annum, and are payable in 36 monthly installments of principal and interest commencing in December 1997. As of March 31, 1997, the aggregate amount of indebtedness of each of the executive officers to the Company pursuant to the 1993 and 1994 loans was $505,932 for Mr. Niglio and $64,016 for each of Dr. Yalow, Mr. Truelove and Mr. Devine.

                            STOCK PERFORMANCE GRAPH

    The following stock performance graph reflects a comparison of the cumulative total return on an investment in the Common Stock of the Company from December 31, 1991 through December 31, 1996 with the Amex Market Value Index, an old "Peer Group" of other publicly traded companies (KinderCare Learning Centers, Inc., Sunrise Preschools, Inc., and Nobel Education Dynamics, Inc.) and a new "Peer Group" which consists of members of the old "Peer Group" plus two additional companies primarily engaged in child care services, Kiddie Academy International, Inc. and New Horizon Kids Quest, Inc., both of which conducted initial public offerings in 1995. The Company has elected to utilize a new Peer Group because it believes that the new Peer Group constitutes a more representative sample of publicly-owned companies which are competitive with the Company. Dividend reinvestment has been assumed and, with respect to companies in the old and new Peer Groups, the performance of each such company's stock has been weighed to reflect relative stock market capitalization. The comparisons in this table are required by the SEC and, therefore, are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
              AMONG CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.,
           THE AMEX MARKET VALUE INDEX AND AN OLD AND NEW PEER GROUP

                                     [ART]

------------------------

* Assumes $100 was invested on December 31, 1991 in the applicable stock or index, and that all dividends were reinvested.

                                                                                          AT DECEMBER 31,
                                                                       -----------------------------------------------------
                                                                         1991       1992       1993       1994       1995
                                                                       ---------  ---------  ---------  ---------  ---------
Children's Discovery Centers of America, Inc. .......................  $     100  $      97  $     189  $     239  $     108
Old Peer Group.......................................................        100        343       5754       5243       6392
New Peer Group.......................................................        100        343       5754       5243       6392
AMEX Market Value Index..............................................        100        101        121        110        139


                                                                         1996
                                                                       ---------
Children's Discovery Centers of America, Inc. .......................  $     147
Old Peer Group.......................................................       8178
New Peer Group.......................................................       8169
AMEX Market Value Index..............................................        148

                                 PROPOSAL NO. 2
                        APPROVAL OF INDEPENDENT AUDITORS

    Upon the recommendation of the Audit Committee of the Board of Directors, the Board has appointed Arthur Andersen LLP as the independent auditors of CDC for the 1997 fiscal year, and has determined that it would be desirable to request that CDC's stockholders ratify such appointment. If the appointment of Arthur Andersen LLP is not ratified, the Audit Committee and Board of Directors will reconsider the appointment.

    Arthur Andersen LLP was the independent auditor for CDC's 1996 fiscal year, and during such period provided audit services which included the examination of consolidated financial statements of CDC. All fees paid by CDC to the independent auditors are paid in respect of such auditing services at a rate believed by CDC to be customary for companies similarly situated.

    A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will be accorded an opportunity to make such statements as he or she desires. In addition, such representative will be available to respond to appropriate questions submitted by stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board recommends a vote FOR the appointment of Arthur Andersen LLP as independent auditors. The affirmative vote of the holders of shares representing a majority of the combined voting power of Common Stock and Preferred Stock present, in person or by proxy, at the Annual Meeting is required for approval of Proposal No. 2.

                              GENERAL INFORMATION

    STOCKHOLDER PROPOSALS. The date by which matters must be submitted for inclusion in next year's Notice of Annual Meeting and Proxy Statement for voting at the 1997 annual meeting of stockholders is January 8, 1998.

    ANNUAL REPORT. The Company's Annual Report for the fiscal year ended December 31, 1996 accompanies this Proxy Statement. Stockholders who wish to obtain, free of charge, a copy of the Company's Form 10-K for the year ended December 31, 1996, as filed with the SEC, may do so by writing or calling Frank
A. Devine, Secretary, Children's Discovery Centers of America, Inc., 851 Irwin Street, Suite 200, San Rafael, California 94901, Telephone: (415) 257-4200.

    OTHER MATTERS. As of the date of this Proxy Statement, the Board is not aware of any other matters to be presented for action. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgement.

Dated: May 8, 1997

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                    [SIG]

                                          FRANK A. DEVINE, Secretary

                 CHILDERN'S DISCOVERY CENTERS OF AMERICA, INC.

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           Annual Meeting of Stockholders, Wednesday, June 25, 1997.

    The undersigned stockholder of CHILDERN'S DISCOVERY CENTERS OF AMERICA, INC., a Delaware corporation, hereby appoints Richard A. Niglio and Frank A. Devine, or either of them voting singly in the absence of the other, attorneys and proxies, with full power of substitution and revocation, to vote, as designated below, all shares of Common Stock of Childern's Discovery Centers of America, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Corporation to be held at the Beekman I Room of the Hotel Inter Continental, 111 East 48th Street, New York, New York, on June 25, 1997, at 10:00 A.M. (local time) or any adjournment thereof, in accordance with the instructions on the reverse side:

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN ITEM NO. 1 AND "FOR" ITEM NO. 2.

                                                     (CONTINUED ON REVERSE SIDE)

1.         ELECTION OF DIRECTORS
                                       FOR all nominees listed below            WITHHOLD AUTHORITY to vote
                                       (except as withheld in the space pro-    for all nominees listed below / /
                                       vided) / /

    Richard A. Niglio, Elanna S. Yalow, W. Wallace McDowell, Jr., Robert E.
        Kaufmann, Michael J. Connelly, Mark P. Clein, Myron A. Wick, III

 (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
  ______________________________________________________________________________

          The Board of Directors recommends a vote "FOR" all nominees.

2.  APPROVAL OF INDEPENDENT AUDITORS
            FOR  / /            AGAINST  / /            ABSTAIN  / /

The Board of Directors recommends a vote "FOR" Item No. 2.

                                             Please sign exactly as name appears
                                             hereon.

                                             When shares are held by joint
                                             tenants, both should sign. When
                                             signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such. If
                                             a corporation, please sign in full
                                             corporate name by an authorized
                                             officer. If a partnership, please
                                             sign in partnership name by an
                                             authorized person.
                                             Dated: ______________________, 1997
                                             ___________________________________
                                                          Signature
                                             ___________________________________
                                                  Signature if held jointly

                                             PLEASE MARK, SIGN, DATE AND RETURN
                                             THE PROXY CARD PROMPTLY USING THE
                                             ENCLOSED ENVELOPE.